Exhibit 99.1

Akoya Biosciences Reports Third Quarter 2024 Financial Results

November 14, 2024

MARLBOROUGH, Mass.— Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced its financial results for the third quarter ending September 30, 2024.

“Our third-quarter results came in below expectations, largely due to ongoing capital equipment purchase constraints seen across the life science tools market. We remain optimistic about the long-term growth outlook of our industry, but we recognize the current environment will pose temporary challenges. We proactively anticipated this with our recent organizational restructuring, which, while difficult and temporarily disruptive this quarter, was the right decision and enhanced our readiness to absorb the headwinds we are facing,” said Brian McKelligon, CEO of Akoya Biosciences. “We remain confident that Akoya’s technologies will continue to be the preferred platform in the spatial biology market from discovery to diagnostics, supporting a return to topline growth in 2025, and beyond, and achievement of our profitability goals.”

Third Quarter 2024 Financial Results

●	For the third quarter of 2024, revenue was $18.8 million, a 25% year-over-year decrease from $25.2 million in the third quarter of 2023.
●	For the third quarter of 2024, gross margin was 62.3%, an improvement on the gross margin of 60.6% in the third quarter of 2023.
●	For the third quarter of 2024, operating expenses were $20.1 million, a 25% year-over-year improvement on operating expenses of $26.8 million in the third quarter of 2023.
●	For the third quarter of 2024, loss from operations was $8.3 million, a 28% year-over-year improvement on loss from operations of $11.6 million in the third quarter of 2023.
●	$39.3 million of cash, cash equivalents and marketable securities as of September 30, 2024.

Third Quarter 2024 Business Updates

●	Ended the third quarter of 2024 with an instrument installed base of 1,299 (388 PhenoCyclers, 911 PhenoImagers), a year-over-year increase of 15% compared to an installed base of 1,132 in the prior year period (327 PhenoCyclers, 805 PhenoImagers).
●	As of September 30, 2024, there were 1,578 total publications citing Akoya’s technology, compared to 1,070 total publications in the prior year period, a 47% increase.
●	At the Society for Immunotherapy of Cancer Conference (SITC) which took place November 6-10, Akoya announced three new product offerings enabled by our Manufacturing Center of Excellence that we believe will drive continued growth in reagent revenue.
o	First, Akoya introduced the PhenoCode™ Discovery IO60 Panel, an ultra-high-plex panel for immune-oncology research targeting 60 biomarkers using off-the-shelf antibodies.
o	Additionally, Akoya unveiled a new mouse FFPE IO panel, optimized for pre-clinical immune-oncology applications to drive translational research insights.
o	Lastly, Akoya expanded our PhenoCode catalogue of molecular barcodes to enable routine ultra-high-plex of 100-biomarker spatial experiments.
●	Akoya announced the selection of its spatial proteomics platforms, PhenoCycler-Fusion and PhenoImager HT, for the UK-wide MANIFEST program, a multi-million-dollar initiative led by the

Francis Crick Institute and the Royal Marsden NHS Foundation Trust, focused on evaluating thousands of patient samples to better understand responses to cancer immunotherapy.
●	On October 2, 2024, Scott Mendel was appointed as Chairman of the Board of Directors. Mr. Mendel has served as a member of Akoya’s Board of Directors since June 2021 and brings with him over 30 years of financial and operational management experience.

YTD 2024 Financial Results

●	YTD 2024 revenue was $60.3 million, compared to $70.1 million in the prior year period; a 14% decrease.
●	YTD 2024 reported gross margin was 55.5% while non-GAAP adjusted gross margin was 58.9% when excluding the write-off from discontinued legacy products in the first quarter of 2024. Both GAAP and non-GAAP gross margin were 56.6% in the prior year period of 2023.
●	YTD 2024 operating expenses were $74.5 million while non-GAAP operating expenses were $68.4 million when excluding the impairment charge for facility consolidation and restructuring associated with a reduction in force in the first quarter and third quarter of 2024. Both GAAP and non-GAAP operating expenses were $87.9 million in the prior year period of 2023.
●	YTD 2024 loss from operations was $41.0 million while non-GAAP loss from operations was $32.9 million excluding the items noted above. Both GAAP and non-GAAP loss from operations were $48.2 million in the prior year period of 2023.

2024 Financial Outlook

Due to persistent macro challenges during the year, Akoya expects revenue for the full year 2024 to now be in the range of $80 million to $85 million versus a prior range of $96 million to $104 million. As part of our ongoing commitment to maximizing shareholder value, the company is also actively evaluating a range of strategic alternatives to identify the best path forward for sustainable growth, profitability and long-term success.

Webcast and Conference Call Details

Akoya will host a conference call today, November 14, 2024, at 5:00 p.m. Eastern Time to discuss its third quarter 2024 financial results. Investors interested in listening to the conference call are required to register online. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://investors.akoyabio.com/. The webcast will be archived on the website following the completion of the call for three months.

Non-GAAP Financial Measures

In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), Akoya is including in this press release “non-GAAP adjusted gross profit,” “non-GAAP adjusted gross margin,” “non-GAAP operating expense,” and “non-GAAP loss from operations,” all of which are non-GAAP financial measures. Akoya defines non-GAAP adjusted gross profit as gross profit margin adjusted for certain excess and obsolete inventory charges. Non-GAAP adjusted gross margin is defined as non-GAAP adjusted gross profit divided by total revenue. Akoya defines non-GAAP operating expense as operating expense adjusted for impairment and restructuring charges. Akoya defines non-GAAP loss from operations as loss from operations adjusted for certain excess and obsolete inventory charges, impairment, and restructuring charges.

Akoya includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP adjusted gross profit, non-GAAP adjusted gross margin, non-GAAP operating expense, and non-GAAP loss from operations can provide useful measures for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP adjusted gross profit, non-GAAP adjusted gross margin, non-GAAP operating expense, and non-GAAP loss from operations differently than Akoya does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our expectations for full year 2024 revenue, our ability to achieve market acceptance of our current and planned products and services, our growth prospects, and other statements regarding our business strategies, use of capital, results of operations, financial performance and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The Company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research: PhenoCode™ Panels and PhenoCycler®, PhenoImager® Fusion and PhenoImager HT Instruments. To learn more about Akoya, visit www.akoyabio.com.

Investor Contact:

Priyam Shah

investors@akoyabio.com

Media Contact:

Christine Quern

media@akoyabio.com

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$12,557	$83,125
Marketable securities	23,339	—
Accounts receivable, net	12,786	16,994
Inventories, net	25,212	17,877
Prepaid expenses and other current assets	2,967	3,794
Total current assets	76,861	121,790
Property and equipment, net	7,546	10,729
Marketable securities, net of current portion	3,399	—
Demo inventory, net	792	893
Intangible assets, net	15,272	17,412
Goodwill	18,262	18,262
Operating lease right of use assets, net	4,664	8,365
Financing lease right of use assets, net	1,763	1,562
Other non-current assets	1,414	1,356
Total assets	$129,973	$180,369
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$18,128	$25,209
Current portion of operating lease liabilities	2,651	2,681
Current portion of financing lease liabilities	1,026	767
Deferred revenue	6,188	6,688
Total current liabilities	27,993	35,345
Deferred revenue, net of current portion	3,093	3,193
Long-term debt, net	75,902	75,254
Contingent consideration liability, net of current portion	3,859	5,765
Operating lease liabilities, net of current portion	4,562	6,238
Financing lease liabilities, net of current portion	778	766
Other long-term liabilities	153	38
Total liabilities	116,340	126,599
Total stockholders' equity	13,633	53,770
Total liabilities and stockholders' equity	$129,973	$180,369

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
Revenue:
Product revenue	$12,298	$18,048	$40,364	$50,719
Service and other revenue	6,516	7,167	19,964	19,427
Total revenue	18,814	25,215	60,328	70,146
Cost of goods sold:
Cost of product revenue	4,430	6,208	17,620	19,747
Cost of service and other revenue	2,660	3,731	9,219	10,714
Total cost of goods sold	7,090	9,939	26,839	30,461
Gross profit	11,724	15,276	33,489	39,685
Operating expenses:
Selling, general and administrative	14,672	20,251	53,629	67,281
Research and development	4,474	6,314	15,316	19,614
Change in fair value of contingent consideration	(763)	262	(496)	1,019
Impairment	—	—	2,971	—
Restructuring	1,690	—	3,087	—
Total operating expenses	20,073	26,827	74,507	87,914
Loss from operations	(8,349)	(11,551)	(41,018)	(48,229)
Other income (expense):
Interest expense	(2,625)	(2,239)	(7,843)	(6,468)
Interest income	521	1,074	2,126	2,576
Other expense, net	(36)	(185)	(277)	(338)
Loss before provision for income taxes	(10,489)	(12,901)	(47,012)	(52,459)
Provision for income taxes	(44)	(15)	(154)	(62)
Net loss	$(10,533)	$(12,916)	$(47,166)	$(52,521)
Net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.26)	$(0.96)	$(1.23)
Weighted-average shares outstanding, basic and diluted	49,503,272	48,975,432	49,370,959	42,686,065

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Gross Profit to Non-GAAP Adjusted Gross Profit Reconciliation and Calculation of Gross Margin and Non-GAAP Adjusted Gross Margin (unaudited)

(in thousands)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
Total revenue	$18,814	$25,215	$60,328	$70,146

Gross profit	11,724	15,276	33,489	39,685
Provision for excess and obsolete inventories - product discontinuation and lease exit inventory charges	—	—	2,045	—
Non-GAAP adjusted gross profit	$11,724	$15,276	$35,534	$39,685

Gross margin	62%	61%	56%	57%

Non-GAAP adjusted gross margin	62%	61%	59%	57%

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Operating Expense to Non-GAAP Operating Expense Reconciliation (unaudited)

(in thousands)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
Operating expenses	$20,073	$26,827	$74,507	$87,914
Impairment	—	—	(2,971)	—
Restructuring	(1,690)	—	(3,087)	—
Non-GAAP operating expenses	$18,383	$26,827	$68,449	$87,914

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Loss From Operations to Non-GAAP Loss From Operations Reconciliation (unaudited)

(in thousands)

	Three months ended		Nine months ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
Loss from operations	$(8,349)	$(11,551)	$(41,018)	$(48,229)
Provision for excess and obsolete inventories - product discontinuation and lease exit inventory charges	—	—	2,045	—
Impairment	—	—	2,971	—
Restructuring	1,690	—	3,087	—
Non-GAAP loss from operations	$(6,659)	$(11,551)	$(32,915)	$(48,229)